                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 99.1

COREL CORPORATION
SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
(IN THOUSANDS OF USD)

                                                        BALANCE AT      ADDITIONS CHARGED      DEDUCTIONS,     BALANCE AT
                                                       BEGINNING OF        TO EXPENSES        RETURNS, AND       END OF
                                                          PERIOD            OR REVENUE          WRITEOFFS        PERIOD
Allowance for Doubtful Accounts

      Year ended November 30, 2005                            1,033                  528               444          1,117
      Year ended November 30, 2004                            1,584                  (89)              462          1,033
      From August 29, 2003 to November 30, 2003               1,842                  327               585          1,584
      From December 1, 2003 to August 28, 2003                6,470                  756             5,383          1,843

Promotional rebates

      Year ended November 30, 2005                            1,614                5,282             5,848          1,048
      Year ended November 30, 2004                            1,447                3,140             2,973          1,614
      From August 29, 2003 to November 30, 2003                 773                1,834             1,160          1,447
      From December 1, 2003 to August 28, 2003                  178                5,207             4,612            773

Allowance for Sales Returns

      Year ended November 30, 2005                           10,492                8,316            11,908          6,900
      Year ended November 30, 2004                           10,290                8,637             8,435         10,492
      From August 29, 2003 to November 30, 2003              12,712                1,719             4,141         10,290
      From December 1, 2003 to August 28, 2003                8,004                8,982             4,274         12,712